EXHIBIT 99.2

TRANSACTIONS IN THE PAST 60 DAYS

The reporting persons engaged in the following open market transactions in the Issuer’s Common Stock since the date on which the reporting persons filed their prior Schedule 13D.

Date	Purchase or Sale	Number of Shares	Price per Share
8/20/2025	Sale	(786,072)	$13.8804
8/20/2025	Sale	(852,105)	$13.9109
9/9/2025	Purchase	663,073	$14.6123
9/10/2025	Purchase	432,327	$15.3493
9/10/2025	Purchase	1,075,000	$15.7350
9/30/2025	Purchase	46,138	$17.9093
9/30/2025	Purchase	128,000	$17.9161
9/30/2025	Purchase	1,000,000	$17.9290
9/30/2025	Purchase	100,000	$17.9550
9/30/2025	Purchase	58,060	$17.8498
9/30/2025	Purchase	71,782	$17.9255
10/9/2025	Purchase	1,171,114	$17.5552
10/9/2025	Purchase	500,000	$17.3700
10/9/2025	Purchase	300,000	$17.3707
10/9/2025	Purchase	69,000	$17.5250
10/9/2025	Purchase	200,000	$17.4553
10/9/2025	Purchase	300,000	$17.6227
10/9/2025	Purchase	715,962	$18.0169
10/9/2025	Purchase	256,952	$17.8259
10/10/2025	Purchase	106,588	$18.9093
10/10/2025	Purchase	317,836	$19.0273
10/10/2025	Purchase	499,295	$18.3214
10/10/2025	Purchase	500,000	$18.8116
10/10/2025	Purchase	229,177	$18.5684
10/10/2025	Purchase	103,868	$18.9643
10/10/2025	Purchase	1,000,000	$18.4671
10/14/2025	Purchase	2,306,152	$19.0684